UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008 (June 25, 2008)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Election of New Director

On June 25, 2008, Seth J. Lehr resigned from the Board of Directors (the “Board”) of ICT Group, Inc. (the “Company”), effective July 1, 2008. Mr. Lehr served as a member of the class of directors with a term expiring in 2010 and as Chairman of the Nominating Committee of the Board and a member of the Audit Committee of the Board.

On June 25, 2008, the Board filled the vacancy created by the resignation of Mr. Lehr by electing Richard R. Roscitt to serve as a director in the class with a term expiring in 2010. On that same day, the Board also appointed Mr. Roscitt to the Nominating and Audit Committees of the Board. The election and appointments of Mr. Roscitt are effective July 1, 2008.

Mr. Roscitt has served as Chairman of the Board of Directors and CEO of Delphi Consulting, LLC, a management advisory services company, since April 2004 and has served as Chairman of the Board since January 2006, and as CEO since June 2007, of SMobile Systems, Inc., a company which designs leading-edge security applications for mobile devices. From August 2003 until June 2004, Mr. Roscitt served as President and COO of MCI Communications and from January 2001 until August 2003, served as Chairman of the Board and CEO of ADC Telecommunications, Inc., a communications equipment and services company. From June 1972 until January 2001, Mr. Roscitt served in positions of increasing responsibility within AT&T Inc., culminating in his position as President of the Business Services Business Unit and Member of the Management Committee.

For his services as a director, Mr. Roscitt will be entitled to receive compensation in accordance with the Company’s compensation plans for directors. He is entitled to receive 7,500 restricted stock units (RSUs) on July 1, 2008 (the effective date of his election) and 2,500 RSUs on the date of each annual meeting of shareholders thereafter. The RSUs vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, if the recipient director continues to provide service to the Company on the relevant vesting date. Payment with respect to RSUs is made in shares of the Company’s common stock. Except for telephonic Board and committee meetings of less than one hour, for which directors receive a $500 per meeting fee, Mr. Roscitt will be entitled to receive $2,500 for each board meeting he attends, $1,500 for each Audit Committee meeting he attends and $1,250 for each Nominating Committee meeting he attends. Mr. Roscitt will also be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Mr. Roscitt will also be entitled to receive an annual fee of $25,000.

Attached to this Current Report, as Exhibit 99.1, is a copy of a press release issued by the Company on July 1, 2008 announcing Mr. Lehr’s resignation and Mr. Roscitt’s appointment.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: July 1, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated July 1, 2008.

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